.

FOR IMMEDIATE RELEASE

Hexion Inc. Announces Third Quarter 2021 Results

Third Quarter 2021 Highlights
•Net sales from continuing operations of $945 million, an increase of 49% compared with $634 million in the prior year period.
•Net income of $49 million compared with a net loss of $94 million in the prior year period.
•Segment EBITDA from continuing operations of $188 million compared to $91 million in the prior year period.
•Liquidity of $721 million
•Hexion Holdings Corporation, the indirect parent of Hexion Inc., announced plans to separate into two independent companies as part of its strategic initiatives to drive long term shareholder value

COLUMBUS, Ohio - (November 12, 2021) - Hexion Inc. (“Hexion” or the “Company”) today announced results for the third quarter ended September 30, 2021.
“Our strong third quarter 2021 Segment EBITDA represented our fourth straight quarter of year-over-year increases as we more than doubled our prior year results reflecting our product portfolio aligned with key sustainability market trends, strong market conditions and pricing actions,” said Craig Rogerson, Chairman, President and Chief Executive Officer. "We also drove sequential Segment EBITDA increases of $28 million, or 18 percent, in the third quarter of 2021 compared to the second quarter of 2021. Our Adhesives Segment results were supported by strong gains in each global region and positive demand from increasing residential housing construction starts. Our Coatings and Composites segment reflected significant Segment EBITDA gains in base and specialty epoxy resins, as well as solid volume increases in our Versatic™ Acids and Derivatives. Our overall Segment EBITDA margins were nearly 20% percent compared to approximately 14 percent in the prior year. In addition, our net cash provided by operating activities totaled $106 million through the first nine months of the year, which is significantly higher than the comparable 2020 period due to our higher earnings and growing margins. Our net debt to Pro Forma EBITDA leverage ratio was 2.3 times as of the last twelve months ended September 30, 2021 reflecting the improved earnings and cash flow, as well as the 2021 debt reductions.”

Mr. Rogerson added: “Looking ahead to the fourth quarter of 2021, we expect continued strength in our epoxy business and tailwinds from residential construction demand supporting our adhesives products, partially offset by the impact of a planned turnaround in Versatic™ Acids and Derivatives. We believe we are well-positioned for growth in 2022 and going forward.”

Hexion Exploring Value Creation Strategic Alternatives
Hexion's management team and its Board of Directors, as previously announced on September 29, 2021, continues to evaluate strategic value creation options, including the potential spin of Hexion’s epoxy business and an IPO of Hexion’s Adhesives and Versatic product lines. Hexion Holdings has filed registration statements on Form S-1 with the U.S. Securities and Exchange Commission (“SEC”) for a proposed initial public offering on the New York Stock Exchange.

The potential spin transaction and IPO remain subject to SEC review, European works councils review, and market conditions. This press release is not an offer to sell securities.
Third Quarter 2021 Results
Total net sales for the quarter ended September 30, 2021 were $945 million, an increase of 49% compared with $634 million in the prior year period. Pricing positively impacted sales by $297 million due primarily to improved market conditions in our base epoxy resins and specialty epoxy resins businesses and significant raw material price increases contractually passed through to customers across many businesses. Foreign currency translation positively impacted net sales by $16 million due to the strengthening of various foreign currencies against the U.S. dollar in the third quarter of 2021 compared to the third quarter of 2020. Volumes negatively impacted net sales by $2 million, primarily due to volume decreases in our specialty epoxy product lines due to lower demand in China and volume decreases in our formaldehyde products driven by Hurricane Ida’s impacts in the Gulf Coast. These were partially offset by volume increases in our North American and Latin American wood adhesives product lines driven by strong market conditions across many key end-markets and increases in our epoxy and VersaticTM Acid and Derivatives product lines driven by strong market demand and continued recovery from COVID-19’s global economic impact across our various industries and markets compared to the third quarter of 2020.
Net income for the three months ended September 30, 2021 was $49 million compared to a net loss of $94 million in the prior year period. Total Segment EBITDA from continuing operations for the quarter ended September 30, 2021 was $188 million, an increase of $97 million compared with the prior year period, or 107 percent, reflecting strong volume gains across both the Adhesives and Coatings and Composites segments, improved market conditions across many of our businesses and raw material productivity positively impacting our wood adhesives and formaldehyde product lines.

Segment Results
Following are net sales and Segment EBITDA by reportable segment for Hexion's continuing operations for the three and six months ended September 30, 2021 and 2020:

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Net Sales (1):
Adhesives	$428	$293	$1,198	$874
Coatings and Composites	517	341	1,352	981
Total	$945	$634	$2,550	$1,855

Segment EBITDA:
Adhesives	$72	$58	$215	$156
Coatings and Composites	138	50	311	115
Corporate and Other	(22)	(17)	(64)	(51)
Total	$188	$91	$462	$220
(1)     Intersegment sales are not significant and, as such, are eliminated within the selling segment.

Liquidity and Capital Resources
As of September 30, 2021, total debt was approximately $1.6 billion and consisted primarily of the Company’s approximately $1.2 billion Senior Secured Term Loans due 2026 and $450 million Senior Notes due 2027. At September 30, 2021, the Company had $721 million in liquidity, including $352 million of unrestricted cash and cash equivalents. Hexion has no upcoming maturities on its term loan or notes until 2026.
Earnings Call
Hexion will host a teleconference to discuss Third Quarter 2021 results on Friday, November 12, 2021 at 9:00 a.m. Eastern Time. Interested parties are asked to dial-in approximately 10 minutes before the call begins at the following numbers:
U.S. Participants: (844) 492-6045
International Participants: (574) 990-2716
Participant Passcode: 2546646
Live internet access to the call and presentation materials will be available through the Investor Relations section of the Company’s website: www.hexion.com. A replay of the call will be available for one week following the call and can be access by dialing (855) 859-2056 (U.S.) and (404) 537-3406 (International). The passcode is 2546646.

Non-U.S. GAAP Measures
Segment EBITDA
Segment EBITDA is defined as EBITDA adjusted to exclude certain non-cash and non-recurring expenses. Segment EBITDA is an important measure used by the Company's senior management and board of directors to evaluate operating results and allocate capital resources among segments. Corporate and Other primarily represents certain corporate, general and administrative expenses that are not allocated to the other segments. Segment EBITDA should not be considered a substitute for net income (loss) or other results reported in accordance with U.S. GAAP. Segment EBITDA may not be comparable to similarly titled measures reported by other companies. See Schedules 4 and 5 to this release for reconciliation of net income (loss) to Segment EBITDA.
Pro Forma EBITDA
Pro Forma EBITDA is defined as EBITDA adjusted for certain non-cash and certain non-recurring items and other adjustments calculated on a pro forma basis, including the expected future cost savings from business optimization programs or other programs and the expected future impact of acquisitions, in each case as determined under the governing debt instrument. The Company believes that including the supplemental adjustments that are made to calculate Pro Forma EBITDA provides additional information to investors about the Company’s ability to comply with its financial covenants and to obtain additional debt in the future. Pro Forma EBITDA and Fixed Charges are not defined terms under U.S. GAAP. Pro Forma EBITDA is not a measure of financial condition, liquidity or profitability, and should not be considered as an alternative to net income determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. Additionally, Pro Forma EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not take into account certain items such as interest and principal payments on our indebtedness, depreciation and amortization expense (because the Company uses capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue), working capital needs, tax payments (because the payment of taxes is part of our operations, it is a necessary element of our costs and ability to operate), non-recurring expenses and capital expenditures. Fixed Charges under the Indenture governing the Senior Notes due 2027 should not be considered an alternative to interest expense. See Schedule 6 to this release for reconciliation of net loss to Pro Forma EBITDA and the calculation of the Fixed Charges Ratio.
Free cash flow
Free cash flow is a liquidity measure used by the Company and is defined by the Company as net cash provided by (used in) operations, less capital expenditures on property, plant and equipment. We believe that free cash flow provides useful information to management, investors, analysts and other parties in evaluating the Company's liquidity and credit quality assessment because it provides an indication of the long-term cash generating ability of our business. See Schedule 7 to this release for the Company's free cash flow by quarter.
Net debt
Net debt is defined by the Company as total debt less cash and cash equivalents. We believe that net debt provides useful information to management, investors, analysts and other parties in evaluating changes to the Company's capital structure and credit quality assessment. See Schedule 8 to this release for the Company's net debt by quarter.

Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “might,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, the loss of, or difficulties with the further realization of, cost savings in connection with our strategic initiatives, the impact of our indebtedness, our failure to comply with financial covenants under our credit facilities or other debt, pricing actions by our competitors that could affect our operating margins, changes in governmental regulations and related compliance and litigation costs, uncertainties related to COVID-19 and the impact of our responses to it and the other factors listed in the Risk Factors section of our SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section of our most recent filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
About the Company
Based in Columbus, Ohio, Hexion Inc. is a global leader in thermoset resins. Hexion Inc. serves the global adhesive, coatings, composites and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Additional information about Hexion Inc. and its products is available at www.hexion.com.

Investors and Media Contact:
John Kompa
614-225-2223
john.kompa@hexion.com

See Attached Financial Statements

HEXION INC.
SCHEDULE 1: CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In millions)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020

Net sales	$945	$634	$2,550	$1,855
Cost of sales (exclusive of depreciation and amortization shown below)	702	500	1,922	1,514
Selling, general and administrative expense	90	56	243	164
Depreciation and amortization	48	47	148	143
Asset impairments	—	—	—	16
Business realignment costs	6	19	19	57
Other operating expense, net	2	4	2	15
Operating income (loss)	97	8	216	(54)
Interest expense, net	24	25	72	76
Other non-operating income, net	(1)	(8)	(8)	(12)
Income (loss) from continuing operations before income tax and earnings from unconsolidated entities	74	(9)	152	(118)
Income tax expense	26	17	51	8
Income (loss) from continuing operations before earnings from unconsolidated entities	48	(26)	101	(126)
Earnings from unconsolidated entities, net of taxes	1	—	2	2
Income (loss) from continuing operations, net of taxes	49	(26)	103	(124)
Loss from discontinued operations, net of taxes	—	(68)	(5)	(71)
Net income (loss)	$49	$(94)	$98	$(195)

HEXION INC.
SCHEDULE 2: CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions, except share data)	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents (including restricted cash of $2 and $4, respectively)	$354	$204
Accounts receivable (net of allowance for doubtful accounts of $3 and $3, respectively)	413	331
Inventories:
Finished and in-process goods	273	180
Raw materials and supplies	122	85
Current assets held for sale	5	114
Other current assets	51	39
Total current assets	1,218	953
Investment in unconsolidated entities	12	10
Deferred tax assets	7	7
Long-term assets held for sale	—	342
Other long-term assets	77	85
Property and equipment:
Land	78	79
Buildings	124	122
Machinery and equipment	1,294	1,270
	1,496	1,471
Less accumulated depreciation	(309)	(212)
	1,187	1,259
Operating lease assets	94	103
Goodwill	164	164
Other intangible assets, net	1,025	1,079
Total assets	$3,784	$4,002
Liabilities and Equity
Current liabilities:
Accounts payable	$360	$339
Debt payable within one year	47	82
Interest payable	19	30
Income taxes payable	38	6
Accrued payroll and incentive compensation	71	42
Current liabilities associated with assets held for sale	3	70
Current portion of operating lease liabilities	16	19
Other current liabilities	104	111
Total current liabilities	658	699
Long-term liabilities:
Long-term debt	1,546	1,710
Long-term pension and post employment benefit obligations	228	250
Deferred income taxes	147	161
Operating lease liabilities	71	76
Long-term liabilities associated with assets held for sale	—	74
Other long-term liabilities	207	209
Total liabilities	2,857	3,179
Equity
Common stock—$0.01 par value; 100 shares authorized, issued and outstanding at both September 30, 2021 and December 31, 2020	—	—
Paid-in capital	1,192	1,169
Accumulated other comprehensive loss	(44)	(27)
Accumulated deficit	(221)	(319)
Total equity	927	823
Total liabilities and equity	$3,784	$4,002

HEXION INC.
SCHEDULE 3: CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Cash flows provided by (used in) operating activities
Net income (loss)	$98	$(195)
Less: Loss from discontinued operations, net of tax	(5)	(71)
Income (loss) from continuing operations	103	(124)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	148	143
Non-cash asset impairments	—	16
Deferred tax (benefit) expense	(3)	5
Loss on sale of assets and dispositions	2	7
Unrealized foreign currency losses (gains)	8	(1)
Non-cash stock based compensation expense	23	13
Other non-cash adjustments	—	(1)
Net change in assets and liabilities:
Accounts receivable	(93)	(55)
Inventories	(139)	31
Accounts payable	34	(14)
Income taxes payable	38	(8)
Other assets, current and non-current	(2)	(27)
Other liabilities, current and non-current	(13)	(22)
Net cash provided by (used in) operating activities from continuing operations	106	(37)
Net cash (used in) provided by operating activities from discontinued operations	(1)	12
Net cash provided by (used in) operating activities	105	(25)
Cash flows provided by (used in) investing activities
Capital expenditures	(80)	(78)
Proceeds from disposition of Held for Sale Business (see Note 4)	304	—
Proceeds from sale of assets and dispositions, net	11	2
Net cash provided by (used in) investing activities from continuing operations	235	(76)
Net cash used in investing activities from discontinued operations	(6)	(13)
Net cash provided by (used in) investing activities	229	(89)
Cash flows (used in) provided by financing activities
Net short-term debt repayments	(8)	(12)
Borrowings of long-term debt	131	209
Repayments of long-term debt	(301)	(167)
Return of capital to parent	—	(10)
Financing fees paid	(1)	—
Net cash (used in) provided by financing activities	(179)	20
Effect of exchange rates on cash and cash equivalents, including restricted cash	—	(2)
Change in cash and cash equivalents, including restricted cash and cash classified within current assets held for sale	155	(96)
Change in cash classified within current assets held for sale	(5)	—
Cash, cash equivalents and restricted cash at beginning of period	204	254
Cash, cash equivalents and restricted cash at end of period	354	158
Supplemental disclosures of cash flow information
Cash paid for:
Interest, net	$80	$88
Income taxes, net	21	12

HEXION INC.
SCHEDULE 4: RECONCILIATION OF NET INCOME (LOSS) TO SEGMENT EBITDA (Unaudited)

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Reconciliation:
Net income (loss)	$49	$(94)	$98	$(195)
Less: Net loss from discontinued operations	—	(68)	(5)	(71)
Net income (loss) from continuing operations	49	(26)	103	(124)
Income tax expense	26	17	51	8
Interest expense, net	24	25	72	76
Depreciation and amortization (1)	48	47	148	143
EBITDA	147	63	374	103
Adjustments to arrive at Segment EBITDA:
Asset impairments	$—	$—	$—	$16
Business realignment costs (2)	6	19	19	57
Transaction costs (3)	16	1	23	4
Realized and unrealized foreign currency losses (gains)	5	(3)	9	2
Other non-cash items (4)	11	6	36	29
Other (5)	3	5	1	9
Total adjustments	41	28	88	117
Segment EBITDA	$188	$91	$462	$220

Segment EBITDA:
Adhesives	$72	$58	$215	$156
Coatings and Composites	138	50	311	115
Corporate and Other	(22)	(17)	(64)	(51)
Total	$188	$91	$462	$220
(1)For both the nine months ended September 30, 2021 and 2020, accelerated depreciation of $2 has been included in “Depreciation and amortization.” There was no accelerated depreciation for both the three months ended September 30, 2021 and 2020.
(2)Business realignment costs for the periods below included:

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Severance costs	$1	$4	$1	$14
In-process facility rationalizations	1	3	3	10
Contractual costs from exited business	2	2	6	6
Business services implementation	1	6	4	18
Legacy environmental reserves	1	4	1	8
Other	—	—	4	1
Total	6	19	19	57

(3)For the nine months ended September 30, 2021, transaction costs represent the costs associated with professional fees related to strategic projects and the set up of our transition services agreement related to the Held for Sale Business. For the three months ended September 30, 2021 and for the three and nine months ended September 30, 2020, transaction costs primarily included certain professional fees related to strategic projects.

(4)Other non-cash items for the periods presented below included:

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Fixed asset write-offs	$2	$—	$7	$6
Stock-based compensation costs	8	4	23	13
Long-term retention programs	1	1	5	7
Other	—	1	1	3
Total	11	6	36	29

(5)Other for the periods presented below included:

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Legacy and other non-recurring items	$1	$2	$3	$7
IT outage recoveries, net	—	—	—	(4)
Gain on sale of assets	—	—	(4)	—
Financing fees and other	2	3	2	6
Total	3	5	1	9

HEXION INC.
SCHEDULE 5: RECONCILIATION OF NET INCOME (LOSS) TO SEGMENT EBITDA BY QUARTER (Unaudited):

	Three Months Ended September 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020
Reconciliation:
Net income (loss)	$49	$38	$11	$(35)
Less: Net loss from discontinued operations	—	(4)	(1)	2
Net income (loss) from continuing operations	$49	$42	$12	$(37)
Income tax expense	26	9	16	6
Interest expense, net	24	24	24	24
Depreciation and amortization (1)	48	51	49	48
EBITDA	$147	$126	$101	$41
Adjustments to arrive at Segment EBITDA:
Business realignment costs (2)	6	8	5	12
Transaction costs (3)	16	7	—	2
Realized and unrealized foreign currency losses (gains)	5	—	4	(3)
Unrealized losses on pension and OPEB plan liabilities (4)	—	—	—	4
Other non-cash items (5)	11	15	10	14
Other (6)	3	4	(6)	4
Total adjustments	41	34	13	33
Segment EBITDA	$188	$160	$114	$74

Segment EBITDA:
Adhesives	$72	$75	$68	$58
Coatings and Composites	138	108	65	36
Corporate and Other	(22)	(23)	(19)	(20)
Total	$188	$160	$114	$74
(1)    For the three months ended September 30, 2021 and 2020, there was no accelerated depreciation
(2)    Business realignment costs for the periods presented below included:

	Three Months Ended September 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020
Severance costs	$1	$1	$(1)	$2
In-process facility rationalizations	1	1	1	1
Contractual costs from exited business	2	2	2	2
Business services implementation	1	1	2	4
Legacy environmental reserves	1	2	(2)	1
Other	—	1	3	2
Total	6	8	5	12
(3)    For the periods presented, transaction costs include certain professional fees related to strategic projects and the cost associated with the set up of our transition services agreement.
(4)    Represents non-cash losses resulting from pension and postretirement benefit plan liability remeasurements.
(5)     Other non-cash items for the periods presented below included:

	Three Months Ended September 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020
Fixed asset write-offs	$2	$4	$1	$6
Stock-based compensation costs	8	9	6	4
Long-term retention programs	1	2	2	2
Other	—	—	1	2
Total	11	15	10	14

(6)    Other items for the periods presented below included:

	Three Months Ended September 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020
Legacy and other non-recurring items	$1	$2	$—	$2
Gain on sale of assets	—	—	(4)	—
Financing fees and other	2	2	(2)	2
Total	3	4	(6)	4

HEXION INC.
SCHEDULE 6: CALCULATION OF THE RATIO OF PROFORMA EBITDA TO FIXED CHARGES (Unaudited)

September 30, 2021
LTM Period
Net income	$63
Net loss from discontinued operations	(3)
Net income from continuing operations	$66
Income tax expense	57
Interest expense, net	96
Depreciation and amortization	196
EBITDA	415
Adjustments to arrive at Pro Forma EBITDA:
Business realignment costs (1)	31
Realized and unrealized foreign currency gains	6
Unrealized losses on pension and postretirement benefits (2)	4
Transaction costs (3)	25
Other non-cash items (4)	50
Other (5)	11
Pro Forma EBITDA	$542
Pro forma fixed charges (6)	$79
Ratio of Pro Forma EBITDA to Fixed Charges (7)	6.86
(1)Primarily represents costs related to certain in-process cost reduction activities, including severance costs of $3, $4 related to certain in-process facility rationalizations, $8 of contractual costs for exited businesses, $2 for future environmental clean-up of closed facilities and one-time implementation and transition costs associated with the creation of a business services group within the Company of $8.
(2)Represents non-cash losses resulting from pension and postretirement benefit plan liability remeasurements.
(3)Represents certain professional fees related to strategic projects and the costs associated with the set up of our transition services agreement.
(4)Primarily includes expenses for retention programs of $7, fixed asset disposals of $14 and share-based compensation costs of $27.
(5)Primarily represents $4 of expenses related to legacy expenses and other non-recurring items, $8 of business optimization expense, $4 related to financing fees and other expenses, offset by $4 of gain on dispositions.
(6)Reflects pro forma interest expense based on interest rates at September 30, 2021.
(7)The Company’s ability to incur additional indebtedness, among other actions, is restricted under the Secured Indentures, unless the Company has a Pro Forma EBITDA to Fixed Charges ratio of at least 2.0 to 1.0.

HEXION INC.
SCHEDULE 7: FREE CASH FLOW BY QUARTER (Unaudited):

	Three Months Ended September 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020
Net cash provided by (used in) operating activities	$111	$38	$(44)	$156
Capital expenditures	(28)	(30)	(28)	(40)
Free Cash Flow (1)	83	$8	$(72)	$116
(1)Free cash flow is a liquidity measure used by the Company and is defined by the Company as net cash provided by(used in) operating activities, less capital expenditures on property, plant and equipment.

HEXION INC.
SCHEDULE 8: NET DEBT BY QUARTER (Unaudited):

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Debt payable within one year	$47	$43	$52	$82
Long term debt	1,546	1,567	1,714	1,710
Total Debt (1)	$1,593	$1,610	$1,766	$1,792
Less: Unrestricted cash and cash equivalents	(352)	(286)	(131)	(200)
Net Debt (2)	$1,241	$1,324	$1,635	$1,592
(1)    Total debt represents the sum of "Debt payable within one year" and "Long-term debt" on the Condensed Consolidated Balance Sheets. Certain components of total debt are denominated in foreign currencies.
(2)    Net debt represents "Total Debt" as defined above less "Unrestricted cash and cash equivalents" on the Condensed Consolidated Balance Sheets.

HEXION INC.
SCHEDULE 9: ASSETS AND LIABILITIES FROM DISCONTINUED OPERATIONS (Unaudited):

December 31, 2020
Carrying amounts of major classes of assets held for sale:
Accounts receivable	$66
Finished and in-process goods	18
Raw materials and supplies	17
Other current assets	12
Total current assets	113
Investment in unconsolidated entities	5
Deferred tax assets	2
Other long-term assets	7
Property, plant and equipment, net	310
Operating lease assets	13
Goodwill	14
Other intangible assets, net	61
Discontinued operations impairment	(75)
Total long-term assets	337
Total assets held for sale	$450

Carrying amounts of major classes of liabilities held for sale:
Accounts payable	$52
Income taxes payable	1
Accrued payroll	3
Current portion of operating lease liabilities	2
Other current liabilities	9
Total current liabilities	67
Long-term pension and post employment benefit obligations	36
Deferred income taxes	22
Operating lease liabilities	5
Other long-term liabilities	8
Total long-term liabilities	71
Total liabilities held for sale	$138

HEXION INC.
SCHEDULE 10: FINANCIAL RESULTS FROM DISCONTINUED OPERATIONS (Unaudited):

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Major line items constituting pretax income of discontinued operations:
Net sales	$—	$120	$216	$360
Cost of sales (exclusive of depreciation and amortization)	—	100	183	301
Selling, general and administrative expense	—	11	16	33
Depreciation and amortization	—	8	—	26
Loss on sale of business	—	—	10	—
Asset impairments	—	67	16	67
Business realignment costs	—	—	—	1
Operating loss	—	(66)	(9)	(68)
Other non-operating expense (income), net	—	1	(5)	1
Loss from discontinued operations before income tax and earnings from unconsolidated entities	—	(67)	(4)	(69)
Income tax expense	—	2	2	3
Loss from discontinued operations, net of tax	$—	$(69)	$(6)	$(72)
Earnings from unconsolidated entities, net of tax	—	1	1	1
Net loss attributable to discontinued operations	$—	$(68)	$(5)	$(71)